Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 12, 2005 relating to the financial statements of Bioenvision, Inc. and subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K of Bioenvision, Inc. for the year ended June 30, 2006.


/s/ Deloitte & Touche LLP


Parsippany, New Jersey
December 19, 2006